INTERGRAPH CORPORATION
                 Huntsville, Alabama  35894-0001

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD
                          MAY 13, 1999



TO THE SHAREHOLDERS OF INTERGRAPH CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Intergraph Corporation (the "Company") will be held at the Intergraph Auditorium, Building 15, Intergraph Way, Huntsville, Alabama, on May 13, 1999, at 5:00 p.m. local time for the following purposes:

   1. To elect seven directors to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified (designated as Proposal 1 in the accompanying Proxy Statement).

   2.  To  ratify  the  appointment of Ernst  &  Young  LLP  as  the
       Company's   independent  auditors  for  the   current   year
       (designated   as  Proposal  2  in  the  accompanying   Proxy
       Statement).

   3. To approve an amendment to the Intergraph Corporation 1997 Stock Option Plan which increases by 2,000,000 shares the number of shares of common stock that may be issued pursuant to the plan, to an aggregate total of 5,000,000 shares
       (designated   as  Proposal  3  in  the  accompanying   Proxy
       Statement).

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The close of business on March 22, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   A copy of the Annual Report to Shareholders for the year ended
December 31, 1998 is enclosed.


                                     By Order of the Board of Directors




                                     JOHN R. WYNN

                                     Secretary

Huntsville, Alabama
April 6, 1999


   IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.


                     INTERGRAPH CORPORATION
                 HUNTSVILLE, ALABAMA  35894-0001


                         PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Intergraph Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held May 13, 1999, and at any and all adjournments thereof (the "Meeting"). The form of proxy permits specification, approval, disapproval or abstention as to each of the three proposals. Proposals 1, 2, and 3 will be presented at the Meeting by management. If the enclosed form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications, if any, made by the shareholder and, if specifications are not made, will be voted in favor of Proposals 1, 2, and 3 set forth in the accompanying Notice of Annual Meeting of Shareholders.

   The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone or mail. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners. On or about April 6, 1999, the Company will commence mailing this Proxy Statement, the enclosed form of proxy, and the attached Notice to holders of its common stock.

   Shareholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

   The close of business on March 22, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.



                             GENERAL

   A majority of the shareholders entitled to vote must be present in person or be represented by proxy to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate an adjournment and will subject the Company to additional expense.

   All three proposals discussed in this Proxy Statement require the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the Meeting. The Board of Directors recommends that you vote FOR each nominee for director and FOR Proposals 2 and 3 presented in this Proxy Statement.

   Votes  are  counted  by  the Company's  transfer  agent.   The
Company's certificate of incorporation and bylaws contain no provisions concerning the treatment of abstentions and broker non-
votes.   In  accordance with Delaware law,  abstentions  will  be
treated as votes which are not cast in favor of election of a nominee or in favor of a proposal. Delaware law does not address the treatment of broker non-votes. Broker non-votes will be included in the determination of the presence of a quorum, but will not be counted for purposes of determining whether a nominee is elected or a proposal has been approved.



       COMMON STOCK OUTSTANDING AND PRINCIPAL SHAREHOLDERS

   As  of  January  31,  1999, there were outstanding  48,690,820 shares of the Company's common stock, $.10 par value (the "Common
Stock").   Holders of Common Stock are entitled to one  vote  per
share on all matters to be voted upon by shareholders.

   The following table sets forth information as of January 31, 1999, as to:

   (a) the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company,

   (b) the shares of Common Stock beneficially owned by the directors and nominees of the Company,

   (c)  the  shares  of  Common Stock  beneficially owned by James
        W. Meadlock, Chairman of the Board and Chief Executive Officer, who is also a nominee, and by the four most highly compensated executive officers of the Company who were serving as such at December 31, 1998 (collectively,
        Mr. Meadlock  and  the  four  most highly   compensated
        executive  officers  are  the   "Named Executive Officers"),
        and

   (d) the shares of Common Stock beneficially owned by all directors, nominees, and executive officers of the Company as a group.

                                       Number of      Percentage of Total
                                  Shares Beneficially   Common Stock
   Name  (1)                           Owned (2)        Outstanding (3)
   --------------------------     ------------------- -------------------
   Intergraph Corporation Stock
     Bonus  Plan  Trust                5,253,706  (4)         10.8%

   Trimark Financial Corporation       4,479,800  (5)          9.2%


   Directors and Nominees
   ----------------------
   James W. Meadlock                   1,298,985  (6)          2.7%

   Robert E. Thurber                     425,158  (7)            *

   James F. Taylor Jr.                   124,964  (8)            *

   Sidney L. McDonald                     90,000                 *

   Larry J. Laster                        22,947  (9)            *

   Thomas J. Lee                           3,000                 *

   Keith H. Schonrock Jr.                    ---               ---


   Named Executive Officers
   ------------------------
   Manfred Wittler                        59,359 (10)            *

   Wade C. Patterson                      43,052 (11)            *

   Klaas Borgers                           7,500 (12)            *

   Stephen J. Phillips                     5,000 (13)            *


   All directors, nominees, and
   executive officers as a  group
   (23 persons), including the
   foregoing directors, nominees,
   and  Named  Executive Officers      2,973,567 (14)          6.1%


-------------------
* Less than 1%

(1) The address of the Stock Bonus Plan Trust is c/o Boston Safe Deposit and Trust Company, One Boston Place, Boston, Massachusetts 02108. The address of Trimark Financial Corporation is One First Canadian Place, Suite 5600, P.O. Box 487, Toronto, Ontario, Canada M5X 1E5.

(2) Unless otherwise noted, the indicated owner has sole voting power and sole investment power.

(3) Shares issuable under immediately exercisable stock options are considered outstanding for the purpose of calculating the percentage of total outstanding Common Stock owned by directors, executive officers, and by directors, nominees, and executive officers as a group. Such shares are not considered outstanding for the purpose of calculating the percentage of total outstanding Common Stock owned by any other person or group.

(4) Voting rights of the Common Stock held by the Stock Bonus Plan Trust are passed through to participants in the Stock Bonus Plan, which is a Company sponsored retirement plan covering substantially all U.S. employees of the Company. Vested participants in the Stock Bonus Plan have the right to diversify one half of the Common Stock allocated to their accounts. Vested participants at age 55 have the right to diversify all of the Common Stock allocated to their accounts. The Company has not made a contribution to the Stock Bonus Plan since 1991.

(5)  As set forth on a Schedule 13G/A dated February 12, 1999.

(6) This figure includes 197,787 shares allocated to Mr. Meadlock under the Stock Bonus Plan and 483,951 shares owned jointly by Mr. Meadlock and his wife, Nancy B. Meadlock, an Executive Vice President of the Company, as to which voting and investment powers are shared. This figure excludes 415,601 shares owned by Mrs. Meadlock and 122,513 shares allocated to Mrs. Meadlock under the Stock Bonus Plan as to which Mr. Meadlock expressly disclaims beneficial ownership.

(7) This figure includes 166,294 shares allocated to Mr. Thurber under the Stock Bonus Plan and excludes 248,931 shares owned by Mr. Thurber's wife and 18,826 shares held in trust for his grandchildren as to which Mr. Thurber expressly disclaims beneficial ownership.

(8) This figure includes 74,964 shares allocated to Mr. Taylor under the Stock Bonus Plan.

(9) This figure consists of 19,900 shares owned jointly by Mr. Laster and his wife as to which voting and investment powers are shared and 3,047 shares allocated to Mr. Laster under the Stock Bonus Plan.

(10) This figure includes 8,510 shares over which Mr. Wittler holds immediately exercisable stock options.

(11) This  figure  includes  37,998  shares  over  which  Mr.
     Patterson holds immediately exercisable stock options and 1,068 shares allocated to Mr. Patterson under the Stock Bonus Plan.

(12) This  figure  consists of 7,500 shares  over  which  Mr.
     Borgers holds immediately exercisable stock options.

(13) This  figure  consists of 5,000 shares  over  which  Mr.
     Phillips holds immediately exercisable stock options.

(14) This  figure includes 698,710 shares allocated  to  such persons  under  the Stock Bonus Plan and 100,258  shares  over
     which   such   persons  hold  immediately  exercisable   stock
     options.


                           PROPOSAL 1
                      ELECTION OF DIRECTORS

   The Board of Directors has fixed the number of members of the Board at nine by resolution pursuant to authority granted in the bylaws of the Company. The Board of Directors proposes that the seven nominees listed below be elected as directors to serve until the 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Although the Company has established the number of directors at nine, proxies may not be voted for more than seven persons. It is the desire of the Board of Directors that the Board have the option of selecting two additional directors to serve on the Board prior to the election of directors at the 2000 Annual Meeting of Shareholders.

   It is the intention of the persons named in the proxy to vote the proxies for the election of the nominees listed below, all of whom are presently directors of the Company. If any nominee should become unavailable to serve as a director for any reason (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

   The nominees for director, together with certain information regarding them, are as follows:


                                                                 Director of
  Name and Age               Positions/Offices with Company     Company Since
  -------------------        --------------------------------   ------------
  James W. Meadlock (65)     Chairman of the Board and Chief          1969
                             Executive Officer

  Robert E. Thurber (58)     Executive Vice President and Director    1972

  James F. Taylor Jr. (54)   Executive Vice President and Director,   1973
                             Intergraph Corporation and Chief
                             Executive Officer, Intergraph Public
                             Safety, Inc.

  Sidney L. McDonald (60)    Director                                 1997

  Larry J. Laster (47)       Director                                 1987

  Thomas J. Lee (63)         Director                                 1997

  Keith H. Schonrock Jr.(58) Director                                 1972


   Mr. Meadlock and Mr. Thurber are principally employed by the Company in the positions set forth above and have been principally employed by the Company for the past five years. Mr. Taylor joined the Company in 1969, retired as an Executive Vice President of the Company in 1992, and returned to full-time employment with the Company in January 1995.

   Mr. McDonald serves as President of Brindlee Mountain Telephone Company, a company providing local telephone services in north
Alabama,  and  has  served  in that  capacity  since  1961.   Mr.
McDonald is a founder of Deltacom Long Distance Services, Inc. and served as its CEO from 1984 through 1996. He also served as the CEO of Marshall Cellular, a cellular telephone service company, from 1988 through 1996 and of Southern Interexchange Services, a fiber optic telecommunications network, from 1990 through 1996. Mr. McDonald has served in the Alabama Legislature and as Finance Director for the State of Alabama.

   Mr. Laster joined the Company in 1981 and served as Executive Vice President and Chief Financial Officer from February 1987 through February 1998, at which time he resigned from the Company to serve as Chief Operating Officer of Computerizing, Inc., a privately owned company specializing in the development, sale and support of business systems for the petroleum distribution and convenience store industries. In June 1998 Intergraph Public Safety, Inc., a wholly-owned subsidiary of the Company, named Mr. Laster as its Chief Financial Officer.

   Mr. Lee is a founder of Lee and Associates, an engineering services firm specializing in guided missile systems, and has served as its President since January 1997. He was employed for thirty six years by NASA, and was the Director of the George C. Marshall Space Flight Center from June 1989 through January 1994. Mr. Lee served as Special Assistant to the NASA Administrator for Access to Space from January 1994 through March 1995. Mr. Lee is a registered professional engineer and is a member of numerous advisory boards and committees within his field.

   Mr. Schonrock is a founder of the Company and served in a variety of engineering positions. At his retirement in 1987, he was an Executive Vice President of the Company.



                 BOARD COMMITTEES AND ATTENDANCE

   The   Board  of  Directors  and  its  Audit  Committee   meet
periodically as meetings are deemed required. During the year ended December 31, 1998, the Board of Directors held thirteen meetings and the Audit Committee held seven meetings. All of the directors were present for 75% or more of the aggregate Board and Audit Committee meetings.

   The Audit Committee consists of Mr. McDonald, Mr. Lee, and Mr. Schonrock. The purpose of the Audit Committee is to oversee the system of internal accounting control and the internal audit function, and to ensure the objectivity of the independent audit.

   The   Company  does  not  have  a  nominating  committee   or
compensation committee.



 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
                              1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and The Nasdaq Stock Market, Inc. Officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on review of the copies of such forms and any amendments thereto furnished to the Company, or written representations that no forms were required, the Company believes that during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met, except that James F. Taylor Jr., an Executive Vice President and Director of the Company, filed one late report covering two transactions.


                     EXECUTIVE COMPENSATION

   Information relating to compensation of certain executive officers of the Company, the policies and practices of the Company relative to executive compensation, and the performance of the Company's stock are presented in this section. This information consists of a summary compensation table, information on stock option grants, exercises, and year end values, director compensation, information on employment contracts, a report on executive compensation from the Board of Directors, and a graph depicting the five year performance of the Company's stock against the performance of a peer group of companies and the Standard & Poor's 500 Stock Index.


Summary Compensation Table

   The following table summarizes for the last three years the compensation of the Chairman and Chief Executive Officer and the four most highly compensated executive officers who were serving as such at December 31, 1998.

                                                                     Long Term
                                       Annual Compensation          Compensation
                                 ---------------------------------- ------------
Name and                                                Other       Securities   All Other
Principal                                               Annual      Underlying Compensation
Position                   Year  Salary($)  Bonus($) Compensation($) Options(#)      ($)
---------------------      ----  ---------  -------- --------------- ---------- ------------

James W. Meadlock                                          (1)         (8)
Chairman and Chief
Executive Officer (2)      1998  $300,000      ---         ---         ---         $11,340
                           1997  $300,000      ---         ---         ---         $ 6,357
                           1996  $300,000      ---         ---         ---         $ 6,379

Manfred Wittler, Executive
Vice President (3)(7)      1998  $248,529   $194,751    $48,653        ---         $12,348
                           1997  $243,843   $ 82,659    $50,645        ---         $12,512
                           1996  $268,333   $ 95,483    $57,175        ---         $13,400

Wade C. Patterson,
Executive Vice President,
and Chief Executive
Officer and President,
Intergraph Computer
Systems (4)                1998  $275,000   $ 45,368      ---          ---         $ 4,880
                           1997  $226,928   $250,000      ---          ---         $ 4,591
                           1996  $156,000      ---        ---        84,018        $ 3,937

Stephen J. Phillips,
Executive Vice
President (5)              1998  $249,170      ---        ---        30,000        $ 8,163
                           1997  $228,280      ---        ---          ---         $ 8,221
                           1996  $228,280      ---        ---          ---         $ 6,933

Klaas Borgers, Executive
Vice President(6)(7)       1998  $225,678   $ 17,344      ---          ---         $17,822
                           1997  $173,132      ---      $22,175      15,000        $15,265

(1) "Other Annual Compensation" for each of the named executives does not include the value of certain personal benefits, if any, furnished by the Company or for which it reimburses the named executives, including the use of corporate vehicles, unless the value of such benefits in total exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table for the named executive.


(2) "All Other Compensation" for Mr. Meadlock consists of the following:

                                          1998      1997      1996
                                        -------   -------   -------
        Retirement plans contribution   $   ---   $    39   $    61
        Term life insurance *            11,340     6,318     6,318
                                        -------   -------   -------
                        Total           $11,340   $ 6,357   $ 6,379
                                        =======   =======   =======


(3) "Other Annual Compensation" for Mr. Wittler consists of the following:

                                          1998      1997      1996
                                        -------   -------   -------
        Housing allowance               $31,212   $31,788   $36,425
        Use of corporate vehicle         11,380    12,703    13,649
        Other                             6,061     6,154     7,101
                                        -------   -------   -------
                        Total           $48,653   $50,645   $57,175
                                        =======   =======   =======


     "All Other Compensation" for Mr. Wittler consists of the following:

                                          1998      1997      1996
                                        -------   -------   -------
        Retirement plans contribution   $ 9,148   $ 9,306   $10,733
        Health insurance premiums         3,200     3,206     2,667
                                        -------   -------   -------
                        Total           $12,348   $12,512   $13,400
                                        =======   =======   =======


(4) "All Other Compensation" for Mr. Patterson consists of the following:

                                          1998      1997      1996
                                        -------   -------   -------
        Retirement plans contribution   $ 4,286   $ 4,129   $ 3,669
        Term life insurance *               594       462       268
                                        -------   -------   -------
                        Total           $ 4,880   $ 4,591   $ 3,937
                                        =======   =======   =======


(5) "All Other Compensation" for Mr. Phillips consists of the following:

                                          1998      1997      1996
                                        -------   -------   -------
        Retirement plans contribution   $ 4,500   $ 4,558   $ 4,589
        Term life insurance *             3,663     3,663     2,344
                                        -------   -------   -------
                        Total           $ 8,163   $ 8,221   $ 6,933
                                        =======   =======   =======


(6)  Mr. Borgers first became an executive officer of the  Company
     in  September  1997.   "Other  Annual  Compensation"  for  Mr.
     Borgers in 1997 included $17,560 for use of a corporate vehicle.

     "All Other Compensation" for Mr. Borgers consists of the following:

                                          1998      1997
                                        -------   -------
        Retirement plans contribution   $17,049   $14,615
        Health insurance premiums           773       650
                                        -------   -------
                        Total           $17,822   $15,265
                                        =======   =======


(7) Mr. Wittler and Mr. Borgers are paid primarily in European currencies which fluctuate in value against the U.S. dollar.

(8) "Long-Term Compensation" excludes options granted to Mr. Patterson and Mr. Borgers to purchase stock of Intergraph Computer Systems (ICS), a wholly-owned subsidiary of the Company. During 1998, Mr. Patterson and Mr. Borgers each were granted options to purchase 100,000 shares of ICS stock at a price of $2 per share, subject to optionee representation that any shares acquired pursuant to the options are acquired for
     investment   purposes  and  not  with  a   present   view   for
     distribution or resale. The Company is unable to value the options issued under the ICS plan as there are currently no
     plans  to issue or register stock for this subsidiary.   During
     1998,  options to purchase a total of 4,368,000 shares  of  ICS
     stock    were    granted   to   ICS   employees   (representing
     approximately 10% ownership of ICS on a fully diluted basis), including the options on the total of 200,000 shares granted to these Named Executive Officers. All ICS option grants to date are unvested and will remain so until February 2000, at which time ratable vesting will occur over a four year period. Mr. Patterson and Mr. Borgers both serve on the administrative
     committee  of  the  ICS  option  plan,  along  with  James   W.
     Meadlock, Keith H. Schonrock Jr., and James F. Taylor Jr., all three of which are members of the Intergraph Corporation Board of Directors.

* Premium payments for term life insurance were not made to split-dollar insurance arrangements.


Stock Option Grants, Exercises and Year End Values

   Grants. The Company from time to time awards stock options to key employees, including executive officers, pursuant to a stock option plan approved by the shareholders of the Company. Members of the Plan's administrative committee, which include James W. Meadlock, Chairman and Chief Executive Officer, are eligible to receive options under the Plan as amended in 1997.

   The following table sets forth information concerning options granted during the year ended December 31, 1998 to the Named
Executive Officers under the plan.

                          OPTION GRANTS (1)
-----------------------------------------------------------------
             Number of    Percent of
             Securities   Total Options
             Underlying   Granted to                                Grant Date
             Options      Employees       Exercise      Expiration    Present
   Name      Granted (#)  This Year    Price ($/Share)     Date     Value($)(2)
-----------  -----------  -----------  ---------------  ----------  -----------

Stephen J.
Phillips,
Executive
Vice
President      30,000       1.7%          $5.375        10/20/2008    $71,333


(1)  Options were granted at fair market value on the date  of grant under the Company's incentive stock option plan. Fair market value is determined as the closing sale price of the Company's stock as reported on The Nasdaq Stock Market. Options become exercisable two years from the date of grant at a rate at 25% per year, with full vesting at the fifth anniversary of the grant date. Options were granted for a term of ten years from the date of grant.

(2)  The  present value of options at the date  of  grant  was
     determined  using  the  Black-Scholes  option  pricing   model.
     Estimated values determined using this model are based on the market value of the stock on the date of grant, the exercise price of the option, and on assumptions as to risk free rate of return, volatility of the Company's stock price, and expected term of the option. Dividend yield is excluded from the calculation since it is the present policy of the Company to retain all earnings to finance operations. Risk free rate of return is based on quoted yields at grant date for U.S. Treasury zero-coupon bonds with a term equal to the expected
     option  term.   Stock  price  volatility  is  based  on  weekly
     changes  in the Company's stock price for the five-year  period
     preceding  the  month  the option was granted.   The  expected
     term of the option is based on the weighted average of vested option amounts at each vesting date plus the expected days to
     exercise.   The  expected days to exercise is the  number of days
     from vesting date to exercise date determined by using actual exercise data for the Company's options.

     The actual value, if any, an executive may realize from exercise of stock options will be determined based on the excess of stock price over exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model, or that any value will be realized.

   Exercises. There were no options exercised by any of the Named Executive Officers during the year ended December 31, 1998.

   Year End Values. The following table sets forth values as of December 31, 1998 for stock options held by the Named Executive
Officers under the Plan.



                                      YEAR END OPTION VALUES

                          Number of Securities          Value of Unexercised
                        Underlying Unexercised          In-the-Money Options
                       Options at Year End (#)             at Year End($)
                    ----------------------------    --------------------------
Name                Exercisable    Unexercisable    Exercisable  Unexercisable
-----------------   -----------    -------------    -----------  -------------
Manfred Wittler,
Executive Vice
President              8,510            ---              ---           ---

Wade C. Patterson,
Executive Vice
President, and
Chief Executive
Officer and
President,
Intergraph Computer
Systems               37,998         62,002              ---           ---

Stephen J. Phillips,
Executive Vice
President              5,000         35,000              ---       $11,250

Klaas Borgers,
Executive Vice
President              7,500         17,500              ---           ---


   The value of unexercised in-the-money options is determined as the excess of the closing sale price of the Company's common stock as reported on the Nasdaq Stock Market on December 31, 1998 over the exercise price of the options held by the Named Executive Officer.


Compensation of Directors

   Directors who are also employees of the Company do not receive additional compensation for their services as directors. Effective July 1, 1997, nonemployee directors receive annual compensation of $20,000, payable in quarterly installments. Nonemployee directors serving prior to 1997 have the option to receive medical insurance coverage with a reduction of their directors' fees equal to the cost of the coverage. Mr. Lee, Mr. McDonald, and Mr. Schonrock each received $20,000 in compensation for their services as directors during 1998, and Mr. Laster received $5,000 in compensation for the period in 1998 during which he was not employed by the Company or by Intergraph Public Safety, Inc.

   The Intergraph Corporation Nonemployee Director Stock Option Plan was approved at the 1998 Annual Shareholders' Meeting. Upon approval of this plan, members of the Company's Board of Directors who were not otherwise employed by the Company were granted options to purchase 3,000 shares of the Company's common stock. Any new nonemployee director will be granted an option to purchase 3,000 shares of the Company's common stock upon his or her first election to the Board. At each annual meeting of shareholders thereafter, each nonemployee director re-elected to the Board will also be granted an option to purchase 1,500 shares of the Company's common stock. The exercise price of each option granted is the fair market value on the date of grant. Options are not exercisable prior to one year from the date of grant or later than ten years after the date of grant. In May 1998, Mr. Laster, Mr. Lee, Mr. McDonald, and Mr. Schonrock were each granted options to purchase 3,000 shares of the Company's common stock under this plan.


Employment Contracts

   Mr. Wittler holds employment contracts with the U.S. parent company and with three of the Company's international business entities. The contracts provide Mr. Wittler a fixed base salary, certain expense allowances for housing, a vehicle, and other personal expense items, and annual incentive bonus payments for achievement and overachievement of certain sales order, revenue, and profitability goals of the Company's operations in Europe, Canada, and Latin America. The contracts are open ended but may be terminated by either party with six months written notification. The contracts provide for six months severance pay in the event of involuntary termination of employment, and for relocation of Mr. Wittler at the Company's expense in the event of voluntary termination of employment. Should the contracts be terminated by either of the parties, Mr. Wittler is obligated to refrain from direct competition with the Company and its affiliates for a period of six months following termination, provided the Company has met its severance pay obligation as described above.

   Mr. Patterson holds an employment contract with the U.S. parent company. The contract provides Mr. Patterson a fixed base salary with fixed annual increases and a fixed annual bonus in 1997, with subsequent quarterly bonuses based on revenues and net income of Intergraph Computer Systems, a wholly-owned subsidiary
of  the  Company.   The contract provides for  severance  pay  of
$500,000 if the Company fails, upon expiration of the contract on December 31, 2002, to renew Mr. Patterson's contract with terms at least as favorable as in the current contract. The contract further provides Mr. Patterson with $2,000,000 in severance pay in the event the Company materially breaches the employment contract, the Company's cash and cash equivalents fall below
$25,000,000,  or  a change of control event occurs.   Should  the
contract be terminated by either party, Mr. Patterson cannot, for a period of one year from the date of contract termination, take employment with or act as a consultant to any competitor of the Company in the United States in any technical field in which the
Company   has  a  business  interest.   In  November  1998,   Mr.
Patterson's contract was amended to extend to him the option to terminate the contract on or after December 31, 1999 and to entitle him to a $2,000,000 payment within 30 days following
written   notice  of  such  termination.   Termination   of   the
employment contract does not constitute termination of Mr. Patterson's employment with the Company, which may continue at the option of the Company on an employment at will basis.

   In addition to compensation received from the U.S. parent company, Mr. Borgers holds an employment contract with one of the Company's international business entities. The contract provides Mr. Borgers a fixed base salary and allowances for a vehicle and other personal expense items. The contract is open ended, but will be terminated on the last day of the month during which Mr. Borgers becomes eligible for a pension or retirement. In addition, the contract may be voluntarily terminated by either party with two months written notification. In the event of involuntary termination of employment, Mr. Borgers would be entitled to severance benefits in accordance with Dutch Law.

Compensation Committee Interlocks and Insider Participation

   The Company does not have a compensation committee or other committee of the Board of Directors performing equivalent functions. Mr. Meadlock's compensation is determined by the Board, excluding Mr. Meadlock. During the year ended December 31, 1998, the Board held no deliberations regarding the compensation of Mr. Meadlock. The Board has delegated responsibility for determination of the compensation of all other executive officers to Mr. Meadlock. The Administrative Committee of the Company's stock option plan (the "Administrative Committee"), which is appointed by and comprised of all current members of the Board of Directors, may award both incentive stock options and nonqualified stock options to executive officers and other key employees. During the year ended December 31, 1998, the Administrative Committee awarded options for a total of 1,733,000 shares of the Company's common stock. Of this total, options for 267,000 shares were awarded to directors and executive officers of the Company, including 12,000 granted under the Nonemployee Director Stock Option Plan, 20,000 granted to
Larry J. Laster, a director of the Company, 20,000 granted to James F. Taylor Jr., a director and executive officer of the Company, and 30,000 granted to Stephen J. Phillips, one of the Named Executive Officers.

   During  the year ended December 31, 1998, no executive officer of  the  Company  served as a director or  as  a  member  of  the
compensation   committee,  or  committee  performing   equivalent
functions, of another business entity.


Board of Directors' Report on Executive Compensation

   Executive  Officer  Compensation.   The  Chairman  and  Chief
Executive Officer (CEO) subjectively determines the compensation of all other executive officers of the Company based on the authority and discretion granted him by the Board of Directors. There are no standard performance factors, either corporate or directly applicable to the executive whose salary is being considered, that serve as specific measures of performance in the CEO's determination of executive salaries. In arriving at his decision, the CEO may form a subjective judgment as to the executive's overall contribution to the Company, consider his or her level of experience, and subjectively consider the Company's overall financial performance. Relative weights are not formally assigned to these factors, but some factors, particularly the Company's financial performance as measured by revenue and earnings, may be subjectively considered more important than others in arriving at compensation for individual executive officers. Specific quantifiable performance objectives are not used in determining the individual's contribution to the Company, with the exception of sales personnel, who are assigned sales dollar goals. Evaluation of executives whose principal duties are technical in nature is based principally on the CEO's subjective judgment of the technical design and timeliness of development of new products. Salaries for executives performing administrative functions are based primarily on a subjective determination of contribution to the Company by the CEO. The CEO has a general awareness of industry compensation practices by virtue of his experience and position in the industry, but specific industry or competitor compensation data (including that of the peer group of companies in the performance graph following this report) is not utilized.

   There is no formal bonus plan for executive officers, but exceptional individual performance, as subjectively determined by the CEO, has occasionally been rewarded by a cash bonus at the discretion of the CEO. Overall corporate performance neither guarantees nor precludes the award of bonuses, but may influence the amount of such bonuses. Sales executives are paid a base salary that approximates 70% of the executives' total potential annual compensation. The base salary amount may be supplemented in amounts up to an additional 30% of total potential compensation if certain order and revenue objectives are met. The occurrence and amount of bonus awards are not based on standard criteria or quantifiable performance factors applicable either to the individual or the financial performance of the Company.

   The granting of stock options to purchase shares of the Company's stock over a ten-year period at a specified price is the primary means of providing long-term incentive to executive officers to perform in a manner that benefits themselves, the Company, and the Company's shareholders. There are no standard performance factors, applicable to either the individual and his or her job performance or the financial performance of the
Company, utilized in the option award decisions of the Administrative Committee. Decisions to award stock options are based upon subjective evaluations of job performance and expected contribution to the Company. Stock options may also be used to attract new employees. Previous option awards are considered when awarding new options. With respect to incentive stock options, such options may not exceed the amounts permitted under applicable Internal Revenue Code provisions.

   The Company at times enters into short-term employment agreements with key executives that specify the terms of employment, including compensation arrangements. The agreements generally provide for employment at will but may also provide for severance payments under certain circumstances excluding termination for cause. Under most circumstances, such severance amounts do not exceed the balance of compensation due for the remaining unfulfilled term of the agreement. Executives without employment agreements terminated through a workforce reduction or job elimination receive severance pay based on years of service up to a maximum of twenty-six weeks pay under a Company policy applicable to all employees.

   CEO Compensation. The compensation of the Chairman and CEO is determined by the other members of the Board of Directors. The Board does not regularly deliberate the compensation of the CEO, and the CEO has not been awarded a salary increase or bonus since 1989. There are no standard corporate or individual performance factors utilized by the Board in evaluation of CEO compensation. The Board believes that, because of Mr. Meadlock's large beneficial holding of Company stock, the interests of Mr. Meadlock are aligned with those of the Company's other shareholders, making salary less a factor than return on the Company's common stock in evaluation of CEO compensation.

   The above report on executive compensation is given by the Company's Board of Directors and the Administrative Committee of its stock option plan.

          Board of Directors and        James W. Meadlock
          Administrative Committee,     Robert E. Thurber
          Stock Option Plan:            James F. Taylor Jr.
                                        Sidney L. McDonald
                                        Larry J. Laster
                                        Thomas J. Lee
                                        Keith H. Schonrock Jr.

Performance Graph

   The following graph sets forth, for the five year period ended December 31, 1998, a comparison of the cumulative total shareholder return to the Company's shareholders with that of a group of peer companies and that of the Standard & Poor's 500 Stock Index. The Company considers its peer group to be the top five U.S. companies in the computer-aided-design (CAD) industry and the top five U.S. computer workstation manufacturing companies, measured in terms of sales, for which financial information is publicly available. Sales figures are those as reported for 1997 by Dataquest, Incorporated, a leading market research firm in the computer industry. The composition of the peer group may change annually due to changes in revenues of companies in the industry. In addition, the number of companies comprising the peer group may total less than ten, since it is possible that some competitors appear in the top five rankings for both sales to the CAD industry and workstation revenues. The Company's current year peer group consists of IBM, Hewlett-Packard Corp., Compaq Computer Corp., Cadence Design Systems, Inc., Sun Microsystems, Inc., and Silicon Graphics, Inc. The composition of the peer group has changed from the presentation in last year's Proxy Statement. Silicon Graphics, Inc., although remaining in the peer group as one of the top five U.S. workstation manufacturers, was replaced in the Dataquest top five U.S. CAD companies by Cadence Design Systems, Inc. based on 1997 revenues. Additionally, Digital Equipment Corp., one of the top five U.S. CAD companies and top five U.S. workstation manufacturers in both 1996 and 1997, was acquired by Compaq Computer Corp. in June 1998 and has accordingly been replaced by Compaq in the peer group. Dataquest ranks the Company number four among U.S. CAD companies and number eight among U.S. workstation manufacturers based on 1997 revenues.

   Total shareholder return for the peer group, the Standard & Poor's 500, and the Company was determined by adding a) the cumulative amount of dividends for a given year, assuming dividend reinvestment, and b) the difference between the share price at the beginning and at the end of the year, the sum of which was then divided by the share price at the beginning of such year. The graph assumes $100 was invested on December 31, 1993 in the peer group, in the Standard & Poor's 500 companies, and in the Company.


               Comparative Five-Year Total Returns
         Peer Group, Standard & Poor's 500 Stock Index,
                and Intergraph Corporation (INGR)


              1993     1994     1995      1996      1997     1998
              ----     ----     ----      ----      ----     ----
Peer Group    $100     $133     $190      $271      $378     $582
S&P 500       $100     $101     $139      $171      $229     $294
INGR          $100     $ 76     $148      $ 96      $ 94     $ 54


                           PROPOSAL 2
             RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board of Directors of the Company has appointed Ernst & Young LLP as the Company's independent auditors to audit the financial statements of the Company and to perform other accounting services if appropriate, for the year ending December 31, 1999. Such appointment will be presented to the shareholders for ratification at the Meeting. If the shareholders do not ratify the appointment, the selection of another firm will be considered by the Board. A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to questions from shareholders and will be given the opportunity to make a statement if so desired.

   The Board of Directors recommends a vote FOR Proposal 2.



                           PROPOSAL 3
     APPROVAL OF AMENDMENT ONE TO THE INTERGRAPH CORPORATION
                     1997 STOCK OPTION PLAN

   The Intergraph Corporation 1997 Stock Option Plan (the "1997 Plan") was approved by shareholders in May 1997. Under the 1997 Plan, the Company reserved a total of 3,000,000 shares of common stock to grant as options to key employees. As of December 31,
1998, 741,250 shares were available for future grants under the May 1997 authorization. The 1997 Plan will expire May 31, 2002. On January 11, 1999, the Board of Directors authorized an amendment (the "Amendment") to the 1997 Plan to increase by
2,000,000 shares the number of shares which may be issued pursuant to option exercises under the 1997 Plan, to an aggregate total of 5,000,000 shares of Common Stock. If adopted by the shareholders, the Amendment will take effect on the date of shareholder approval. A copy of the Amendment to the 1997 Plan is attached to this Proxy Statement as Exhibit "A". If the Amendment is not approved, the Company will have a limited number of shares available for grants to its key employees. The Board of Directors believes approval of the Amendment is in the best interests of the Company.


Current Plan Features

   The 1997 Plan is administered by a committee (the "Committee") which may be composed of either the entire Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" means a person who is a member of the Company's Board of Directors who (a) is not currently an officer or employee of the Company or any parent or subsidiary of the Company, (b) does not directly or indirectly receive compensation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"), (c) does not possess an interest in any other transaction with the Company or any parent or subsidiary of the Company for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Company or any parent or subsidiary of the Company which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies on, the Committee. As of the date of this Proxy Statement, the Committee is composed of the entire Board of Directors.

   The 1997 Plan permits the Committee to grant both incentive stock options ("Incentive Options"), as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which do not qualify as Incentive Options ("Non-Statutory Options"). The Committee may not amend or adjust an Incentive Option in any manner that causes the Incentive Option to fail to continue to qualify as an Incentive Option.

   The stock subject to options consists of shares of the Company's authorized but unissued or reacquired ten cent ($.10) par value common stock ("Common Stock"). Under the 1997 Plan the Committee may, in its discretion, commit up to 3,000,000 shares of the Company's Common Stock (subject to adjustment in the event of stock dividends, stock splits, and stock consolidations of the Common Stock, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company) to options. The closing sale price of the Common Stock on February 26, 1999, was $5.53 per share.

   Options may be granted pursuant to the 1997 Plan from June 1, 1997 through May 31, 2002, to key employees (including executive officers, members of the Committee, and employee directors) of the Company and its subsidiaries. The Committee has the discretion to designate option recipients and the number of options to be granted to each. In selecting the individuals to whom options shall be granted, as well as determining the number of shares subject to each option, the Committee shall weigh the position and responsibility of the individual being considered, the nature of his or her services, his or her present and potential contributions to the Company, and such other factors as the Committee deems relevant to accomplish the purposes of the 1997 Plan. No Incentive Option may be granted to an employee who, immediately after such Incentive Option is granted, owns or has rights to stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless such Incentive Option is granted at a price which is at least 110% of the Fair Market Value (as defined below) of the stock subject to the Incentive Option, and such Incentive Option by its terms is not exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

   A recipient of an Incentive Option will be required to pay for shares received pursuant to the exercise of an Incentive Option not less than 100% of the Fair Market Value (as defined below) of such shares on the date the Incentive Option is granted. A recipient of a Non-Statutory Option will be required to pay for shares received pursuant to the exercise of a Non-Statutory Option not less than the par value of the shares (not less than $.10 per share). Subject to the restrictions imposed by the 1997 Plan, the price of shares obtainable pursuant to the exercise of both Incentive Options and Non-Statutory Options will be established by the Committee in its sole discretion.

   The Fair Market Value of optioned shares is the closing sale price of the Common Stock as reported on the Nasdaq National Market, or the mean between the highest and lowest per share sales price should the stock be listed on an exchange, on a given day, or if such stock is not traded on that day, then on the next preceding day on which such stock was traded ("Fair Market Value"). The aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by an option recipient during any calendar year (under all such plans of the
Company and its subsidiaries) may not exceed $100,000. If any single employee should be granted an Incentive Option which, together with other applicable prior Incentive Option grants, exceeds such maximum, the Incentive Option will be null and void to the extent of such excess.

   No option is exercisable, either in whole or in part, prior to twenty-four (24) months from the date it is granted, and in no event is an option exercisable after the expiration of ten (10) years from the date it is granted. Up to one-fourth of the total shares granted under the option may be purchased in each of the following installment periods, each beginning from the date the option is granted: (1) after twenty-four months; (2) after thirty-six months; (3) after forty-eight months, and (4) after sixty months. Option recipients may accumulate installments not yet exercised, which may be exercised in whole or in part in any subsequent period but not later than ten years from the date the option is granted. An option is exercisable only by the option recipient and may not be assigned or transferred by the option recipient other than by will or the laws of descent and distribution.

   The option recipient may pay the option exercise price in cash, by means of unrestricted shares of the Company's Common Stock, or in any combination thereof. The option recipient must pay for shares received pursuant to an option exercise on or before the date of delivery of the shares to the option recipient. Subject to the requirements of rules promulgated by the Securities and Exchange Commission and Regulation T promulgated by the Federal Reserve Board, the Committee, in its sole discretion, may establish procedures whereby an option recipient may exercise an option or a portion thereof without making a direct payment of the option price to the Company. If the Committee so elects to establish a cashless exercise program, the Committee shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option
recipient  utilizing the cashless exercise program.   Payment  in
currency or by check, bank draft, cashier's check, or postal money order shall be considered payment in cash. In the event of payment in the Company's Common Stock, the shares used in payment of the purchase price shall be taken at the Fair Market Value of such shares on the date they are tendered to the Company.

   The Board of Directors may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the 1997 Plan or revise or amend it in any respect whatsoever. Without approval of the shareholders, however, no such revision or amendment shall change the number of shares subject to the 1997 Plan, change the designation of the class of employees eligible to receive options, decrease the price at which Incentive Options may be granted, or remove the administration of the 1997 Plan from the Committee.


Federal Income Tax Consequences

   To be entitled to the tax advantages associated with Incentive Options, an option recipient must (i) not dispose of the stock within two years after the Incentive Option is granted and hold the stock itself for at least one year after such shares have been transferred to him following the consummation of his purchase, and (ii) remain in the continuous employ of the Company, its subsidiaries, or both at all times from the date of the grant to the date three months prior to the date the Incentive Option is exercised. Under such circumstances, for federal income tax purposes, no income to the employee, and no deduction to the Company, will result from either the issuance or exercise of the Incentive Option, except that the difference between the exercise price and the Fair Market Value of the stock on the date of exercise constitutes a tax preference to the employee for purposes of the alternative minimum tax. When the stock is sold or exchanged, the amount by which the value of the stock at the time of its disposition exceeds the option price will, if such treatment is available under the Code, be treated as long-term capital gain. If, however, the stock is disposed of prior to the expiration of the required holding periods, the employee must treat the gain realized on the disposition as ordinary income, to the extent of the lesser of (a) the Fair Market Value of the option stock on the date of exercise minus the option price, or (b) the amount realized on disposition of the stock minus the option price. Amounts treated as ordinary income by the employee are deductible by the Company. Under current law, net long-term capital gain on sales or exchanges will be taxed to the employee in the same manner as ordinary income, subject to a maximum 20% tax rate.

   The taxation of Non-Statutory Options is primarily governed by
Section 83 of the Code and the Treasury Regulations issued thereunder. No income to the employee and no deduction to the Company will result from the issuance of a Non-Statutory Option. Upon exercise of the Non-Statutory Option, the difference between the Fair Market Value of the stock and the exercise price is taxable as ordinary income. If the stock is subsequently sold, the basis for calculating gain or loss will be the price paid for the stock upon exercise plus the amount, if any, of taxable income realized upon exercise of the option. If the stock is sold after having been held for more than one (1) year after the exercise of the option, the amount realized will be subject to long-term capital gain or loss treatment. The Company is entitled to a tax deduction equal to the amount of ordinary income realized upon exercise of the Non-Statutory Option, provided the Company withholds on the amount treated as ordinary income.


Plan Benefits To Be Received

   The amount of options to be received under the 1997 Plan by the Named Executive Officers, all other current executive officers, and all other employees who are not executive officers cannot be determined because option grants under the 1997 Plan are made in the sole discretion of the Committee.

   The Board of Directors recommends a vote FOR Proposal 3.



            DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

   Shareholder proposals intended for presentation at the 2000 Annual Meeting must be received by the Company for inclusion in its 2000 proxy material no later than December 8, 1999. If any stockholder fails to notify the Company on or before February 21, 2000, of a proposal to be presented at the 2000 Annual Meeting, management may use its discretionary voting authority to vote on such proposal even if the matter is not discussed in the Company's Proxy Statement for the 2000 Annual Meeting.



                              OTHER

   Management does not know of any other matters to be presented at the Meeting for action by shareholders. However, if any other matters are properly brought before the Meeting or any adjournment thereof, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders with respect to such matters.

   UPON WRITTEN REQUEST OF ANY SHAREHOLDER TO JOHN R. WYNN, SECRETARY, INTERGRAPH CORPORATION, HUNTSVILLE, ALABAMA 35894-0001, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                      By Order of the Board of Directors




                                     JOHN R. WYNN

                                     Secretary

DATED:  April 6, 1999



                            Exhibit A

                          AMENDMENT ONE
                             TO THE
                     INTERGRAPH CORPORATION
                     1997 STOCK OPTION PLAN

   Pursuant to Section 8 of the Intergraph Corporation 1997 Stock
Option Plan (the "Plan"), Intergraph Corporation (the "Company"), hereby amends the Plan as follows:

        Effective upon approval by the shareholders of the Company, the second sentence of Section 4 of the Plan is amended to increase by 2,000,000 shares the aggregate number of shares which may be issued pursuant to option exercises under the Plan, to 5,000,000 shares of Capital Stock.


   Except as amended above, the Plan shall remain in full force and effect according to its terms and provisions.

   Done this the 11th day of January, 1999.



                         INTERGRAPH CORPORATION


                            By: /s/ Stephen J. Phillips

                          Its Executive Vice President


PROXY                       INTERGRAPH CORPORATION                        PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE INTERGRAPH CORPORATION
    BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 1999

The undersigned hereby appoints James W. Meadlock and John R. Wynn, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Intergraph Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 13, 1999, or any adjournment(s) thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3.

  The Board of Directors recommends a vote FOR election of all nominees listed below and FOR Proposals 2 and 3.


 PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.
                  (Continued and to be signed on reverse side.)

-------------------------------------------------------------------------------
                             INTERGRAPH CORPORATION
  PLEASE MARK VOTE IN THE OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  X


1.Election of
  Directors --    FOR all nominees listed   WITHHOLD AUTHORITY  FOR ALL nominees
  Nominees:                                  to vote for all    listed (Except
  James W.                                   nominees listed    as marked to the
  Meadlock; Robert                                              contrary)
  E. Thurber;
  James F. Taylor
  Jr; Sidney L.
  McDonald; Larry
  J. Laster;
  Thomas J. Lee;
  Keith H. Schonrock Jr.    [   ]                 [   ]               [   ]
  INSTRUCTION:
  To withhold authority
  to vote for any
  individual nominee
  strike through the
  nominee's name in the
  list above.

2.Proposal to ratify the
  appointment of Ernst &
  Young LLP as the
  Company's auditors for     FOR                 AGAINST             ABSTAIN
  the current fiscal year.  [   ]                 [   ]               [   ]

3.Proposal to approve
  Amendment One to the
  Intergraph
  Corporation 1997 Stock     FOR                 AGAINST             ABSTAIN
  Option Plan.              [   ]                 [   ]               [   ]



                   Please sign exactly as your
                   name appears at left.  If
                   registered in the names of
                   two or more persons, each
                   should sign.  Executors,
                   administrators, trustees,
                   guardians, attorneys, and
                   corporate officers should
                   show their titles.

                   Signature:                 Date:       , 1999
                             ----------------      -------

                   Signature:                 Date:       , 1999
                             ----------------      -------


* COM = Common Stock Shares; ESP = Employees Stock Purchase Plan Shares; ESB = Employee Stock Bonus Plan Shares.